Exhibit 10.4

FORM OF INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into, and effective, as of this 31st day of January, 2018, by and between N1 Liquidating Trust, a Maryland statutory trust (the “Trust”), and [●], a trustee and/or officer of the Trust (“Indemnitee”).
RECITALS
WHEREAS, the Trust was formed for the purpose of liquidating a certain asset of NorthStar Real Estate Income Trust, Inc. (“NorthStar I”), as contemplated by that certain Amended and Restated Master Combination Agreement, dated as of November 20, 2017, which sets forth the terms of the combination of NorthStar I, NorthStar Real Estate Income II, Inc., Colony NorthStar Credit Real Estate, Inc., and certain other parties;
WHEREAS, the interpretation of the provisions of statutes, regulations and governing instruments regarding indemnification of trustees and officers may be too uncertain to provide such trustees and officers with adequate notice of the legal, financial and other risks to which they may be exposed by virtue of their service as such;
WHEREAS, damages sought against trustees and officers in litigation may be substantial, and the costs of defending such actions and of judgments in favor of plaintiffs or of settlement therewith may be prohibitive for individual trustees and officers, without regard to the merits of a particular action and without regard to the culpability of, or the receipt of improper personal benefit by, any named trustee or officer;
WHEREAS, the period of time which may elapse before final disposition of such litigation may impose undue hardship and burden on a trustee or officer or his estate in maintaining a proper and adequate defense of himself or his estate against claims for damages;
WHEREAS, the Trust is organized under the Maryland Statutory Trust Act (the “Statutory Trust Act”), and Section 12-403 of the Statutory Trust Act empowers Maryland statutory trusts to indemnify and advance expenses of litigation to a person serving as a trustee, officer, employee or agent of a statutory trust;
WHEREAS, Section 12-403(b) of the Statutory Trust Act provides that, except as provided in the governing instrument of a statutory trust, a trustee shall be indemnified to the same extent as a director of a corporation under Section 2-418 of the Maryland General Corporation Law (the “MGCL”);
WHEREAS, Section 8.05 of that certain Agreement and Declaration of Trust, dated as of January 31, 2018, by and among NorthStar I and the trustees of the Trust (the “Trust Agreement”), provides that the Trust shall, to the fullest extent permitted by law (except to the extent set forth in an agreement between the Trust and Indemnitee), indemnify the trustees of the Trust, and each person appointed by such trustees pursuant to the terms thereof, including CNI NSI Advisors, LLC, the Trust’s advisor, and directors, officers, employees, managers and agents of each such trustee; and
WHEREAS, after careful consideration, the Board of Trustees of the Trust (the “Board of Trustees”) has concluded that it is advisable and in the best interests of the Trust to enter into an agreement to indemnify in a reasonable and adequate manner Indemnitee and to assume for itself maximum liability for expenses and damages in connection with claims lodged against Indemnitee for his or her decisions and actions as a trustee and/or officer of the Trust.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Trust and Indemnitee do hereby covenant and agree as follows:
Section 1.    Definitions.  For purposes of this Agreement:
(a)“Beneficiaries” means the holders of units of beneficial interests in the Trust.

(b)“Corporate Status” means the status of a person who is or was a trustee, officer, employee or agent of the Trust, or a member of any committee of the Trust, and the status of a person who, while a trustee, officer, employee or agent of the Trust, is or was serving at the request of the Trust as a trustee, director, officer, partner (including service as a general partner of any limited partnership), manager, managing member, fiduciary, employee or agent of another foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, other incorporated or unincorporated entity or enterprise or employee benefit plan. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Trust, service by Indemnitee shall be deemed to be at the request of the Trust if Indemnitee serves or served as a trustee, director, officer, partner, manager, managing member, fiduciary, employee or agent of any corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, other incorporated or unincorporated entity or enterprise or employee benefit plan (i) of which a majority of the voting power or equity interest is owned directly or indirectly by the Trust or (ii) the management of which is controlled directly or indirectly by the Trust.
(c)“Disinterested Trustee” means a trustee of the Trust who is not and was not a party to the Proceeding in respect of which indemnification and/or advance of Expenses is sought by Indemnitee.
(d)“Effective Date” means the date set forth in the first paragraph of this Agreement.
(e)“Expenses” means, without limitation, expenses of Proceedings, including any and all reasonable and out-of-pocket attorneys’ fees and costs, retainers, court costs, arbitration and mediation costs, transcript costs, fees of experts, investigation fees and expenses, accounting and witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, directors and officers insurance policy, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Proceeding. “Expenses” shall also include Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium for, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.
(f)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past two (2) years has been, retained to represent: (i) the Trust or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advance of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Trust or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(g)“Liabilities” means liabilities of any type whatsoever, including, without limitation, any judgments, fines, excise taxes and penalties under the Employee Retirement Income Security Act of 1974, as amended, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) in connection with the investigation, defense, settlement or appeal of any Proceeding or any claim, issue or matter therein.
(h)“Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, claim, demand, discovery request or any other actual, threatened or completed proceeding, whether brought by or in the right of the Trust or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including, without limitation, any internal investigation conducted by or on behalf of the Trust or by the Board of Trustees or any standing or special committee thereof, including any appeal therefrom, except one pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Trust and Indemnitee. If Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding.

Section 2.    Services by Indemnitee.  Indemnitee serves or will serve as a trustee and/or an officer of the Trust. However, this Agreement shall not impose any independent obligation on Indemnitee or the Company to continue Indemnitee’s service to the Trust. This Agreement shall not be deemed an employment contract between the Trust (or any other entity) and Indemnitee.
Section 3.    General.  Upon the terms and subject to the limitations set forth in this Agreement, the Trust shall indemnify, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) otherwise to the maximum extent permitted by Maryland law in effect on the Effective Date and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the Effective Date. The rights of Indemnitee provided in this Section 3 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by the Statutory Trust Act and the MGCL, including, without limitation, Section 12-403 of the Statutory Trust Act and Section 2-418 of the MGCL.
Section 4.    Standard for Indemnification.  If, by reason of Indemnitee’s Corporate Status, Indemnitee was, is, or is threatened to be, made a party to any Proceeding, the Trust shall indemnify Indemnitee against all judgments, penalties, fines, liabilities, and amounts paid in settlement and all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with any such Proceeding, unless it is established that (a) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that the act or omission was unlawful.
Section 5.    Certain Limits on Indemnification.  Notwithstanding any other provision of this Agreement (other than Section 6), Indemnitee shall not be entitled to:
(a)indemnification hereunder if the Proceeding was one by or in the right of the Trust and Indemnitee is adjudged, in a final adjudication of such Proceeding not subject to further appeal, to be liable to the Trust with respect to such Proceeding;

(b)indemnification hereunder if Indemnitee is adjudged, in a final adjudication of such Proceeding not subject to further appeal, to be liable on the basis that personal benefit was improperly received in any Proceeding charging improper personal benefit to Indemnitee, whether or not involving action in Indemnitee’s Corporate Status; or

(c)indemnification or advance of Expenses hereunder if the Proceeding was brought by Indemnitee against the Trust, unless: (i) the Proceeding was brought to enforce indemnification under Section 12-403 of the Statutory Trust Act, (ii) the Proceeding was brought to enforce indemnification under this Agreement, and then only to the extent in accordance with and as authorized by Section 12 of this Agreement, or (iii) the Trust Agreement or the Trust’s bylaws, if any, as may be amended from time to time (the “Bylaws”), a resolution or other action by the Beneficiaries or of the Board of Trustees or an agreement approved by the Board of Trustees to which the Trust is a party expressly provide otherwise.

Section 6.    Court-Ordered Indemnification.  Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification of Indemnitee by the Trust in the following circumstances:
(a)if such court determines that Indemnitee is entitled to reimbursement for Expenses under Section 12-403 of the Statutory Trust Act (and Section 2-418(d)(1) of the MGCL), the court shall order indemnification, in which case Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or
(b)if such court determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standards of conduct as required under Section 12-403 of the Statutory Trust Act (and Section 2-418(b) of the MGCL) or (ii) has been adjudged liable for receipt of an improper personal benefit under 2-418(e) of the MGCL, the court may order such indemnification as the court shall deem proper without regard to any limitation on such court-ordered indemnification contemplated by Section 2-418(d)(2)(ii) of the MGCL; provided, however, that the Trust’s indemnification obligations to Indemnitee shall be limited to the Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf, in connection with any Proceeding by the Trust or in the Trust’s right or in which Indemnitee shall have been adjudged liable for receipt of an improper personal benefit under Section 2-418(e) of the MGCL.
Section 7.    Indemnification for Expenses of an Indemnitee Who is Wholly or Partially Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, if, by reason of Indemnitee’s Corporate Status, Indemnitee was, is, or is threatened to be, made a party to (or otherwise becomes a participant in) any Proceeding and is successful, on the merits or otherwise, in the defense of such Proceeding, the Trust shall indemnify Indemnitee for all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Trust shall indemnify Indemnitee under this Section 7 for all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with each such claim, issue or matter for which Indemnitee is successful, allocated on a reasonable and proportionate basis. For purposes of this Section 7 and, without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
Section 8.    Advance of Expenses for Indemnitee. If, by reason of Indemnitee’s Corporate Status, Indemnitee was, is, or is threatened to be, made a party to any Proceeding, the Trust shall, without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification hereunder, advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with such Proceeding. The Trust shall make such advance within ten (10) days after the receipt by the Trust of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding and may be in the form of, in the reasonable discretion of Indemnitee (but without duplication) (a) payment of such Expenses directly to third parties on behalf of Indemnitee, (b) advance of funds to Indemnitee in an amount sufficient to pay such Expenses or (c) reimbursement to Indemnitee for Indemnitee's payment of such Expenses. Such statement or statements shall reasonably evidence the Expenses incurred or expected to be incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Trust as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to Indemnitee relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established that the standard of conduct has not been met by Indemnitee and which have not been successfully resolved as described in Section 7 of this Agreement. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.
Section 9.    Indemnification and Advance of Expenses as a Witness or Other Participant. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or may be, by reason of Indemnitee’s Corporate Status, made a witness or otherwise asked to participate in any Proceeding, whether instituted by the Trust or any other person, and to which Indemnitee is not a party, Indemnitee shall be advanced all reasonable Expenses incurred or expected to be incurred and indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith within ten (10) days after the receipt by the Trust of a statement or statements requesting any such advance or indemnification from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. In connection with any such advance of Expenses, the Trust may require Indemnitee to provide an undertaking and affirmation substantially in the form attached hereto as Exhibit A.

Section 10.    Procedure for Determination of Entitlement to Indemnification.
(a)    To obtain indemnification under this Agreement, Indemnitee shall submit to the Trust a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary or appropriate to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee may submit one or more such requests from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion. The officer of the Trust receiving any such request from Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board of Trustees in writing that Indemnitee has requested indemnification.
(b)    Upon written request by Indemnitee for indemnification pursuant to Section 10(a) above, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) by the Board of Trustees by a majority vote of a quorum consisting of Disinterested Trustees or, if such a quorum cannot be obtained, then by a majority vote of a duly authorized committee of the Board of Trustees consisting solely of one or more Disinterested Trustees, (ii) if Independent Counsel has been selected by the Board of Trustees or a duly authorized committee of the Board of Trustees in accordance with Section 2-418(e)(ii)(2) of the MGCL and approved by Indemnitee, which approval shall not be unreasonably withheld, by Independent Counsel, in a written opinion to the Board of Trustees, a copy of which shall be delivered to Indemnitee, or (iii) if so directed by a majority of the Disinterested Trustees, by the Beneficiaries of the Trust. If it is so determined that Indemnitee is entitled to indemnification, the Trust shall make payment to Indemnitee within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary or appropriate to such determination in the discretion of the Board of Trustees or Independent Counsel if retained pursuant to clause (ii)(B) of this Section 10(b). Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Trust (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Trust shall indemnify and hold Indemnitee harmless therefrom.
(c)    The Trust shall pay the reasonable fees and expenses of Independent Counsel, if one is appointed.
Section 11.    Presumptions and Effect of Certain Proceedings.
(a)In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Trust shall have the burden of overcoming that presumption in connection with the making of any determination contrary to that presumption.
(b)The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order or settlement does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification, but the termination of any Proceeding, or of any claim, issue or matter therein by conviction, upon a plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, creates a rebuttable presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.
(c)The knowledge and/or actions, or failure to act, of any other trustee, officer, employee or agent of the Trust or any other trustee, director, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to Indemnitee for purposes of determining any other right to indemnification under this Agreement.

Section 12.    Remedies of Indemnitee.
(a)If (i) a determination is made pursuant to Section 10(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Sections 8 or 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(b) of this Agreement within forty-five (45) days (as may be extended pursuant to Section 12(b) of this Agreement) after receipt by the Trust of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 7 or 9 of this Agreement within ten (10) days after receipt by the Trust of a written request therefor, or (v) payment of indemnification pursuant to any other section of this Agreement, the Trust Agreement or Bylaws is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court located in the State of Maryland, or in any other court of competent jurisdiction, or in an arbitration conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association, of Indemnitee’s entitlement to indemnification or advance of Expenses. Indemnitee shall commence a proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply to a proceeding brought by Indemnitee to enforce his or her rights under Section 7 of this Agreement, and, provided further that failure to commence a proceeding within such one hundred eighty (180)-day time period shall not be deemed a waiver of any right of Indemnitee hereunder unless it is established in the proceeding that the Trust was materially prejudiced thereby. Except as set forth herein, the provisions of Maryland law (without regard to its conflicts of laws rules) shall apply to any such arbitration. The Trust shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
(b)If the person or entity making the determination whether Indemnitee is entitled to indemnification shall not have made a determination within forty-five (45) days after receipt by the Trust of the request therefor, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made and Indemnitee shall be entitled to commence a proceeding to enforce Indemnitee’s entitlement to indemnification, absent: (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. Such forty-five (45)-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person or entity making said determination in good faith requires additional time for the obtaining or evaluating of documentation and/or information relating thereto. The foregoing provisions of this Section 12(b) shall not apply: (i) if the determination of entitlement to indemnification is to be made by the Beneficiaries and if within fifteen (15) days after receipt by the Trust of the request for such determination a majority of the entire Board of Trustees resolves to submit such determination to the Beneficiaries for consideration at a meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made at such meeting, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(b) of this Agreement. Indemnitee shall commence a proceeding seeking an adjudication or an award in arbitration to compel payment pursuant to this Section 12(b) within the timeframes contemplated by Section 12(a) of this Agreement.
(c)In any judicial proceeding or arbitration commenced pursuant to this Section 12, Indemnitee shall be presumed to be entitled to indemnification or advance of Expenses, as the case may be, under this Agreement and the Trust shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 12, Indemnitee shall not be required to reimburse the Trust for any advances pursuant to Section 8 of this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). The Trust shall, to the maximum extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Trust is bound by all of the provisions of this Agreement.
(d)If a determination shall have been made pursuant to Section 10(b) of this Agreement that Indemnitee is entitled to indemnification, the Trust shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.
(e)In the event that Indemnitee is successful in seeking, pursuant to this Section 12, a judicial adjudication of or an award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Trust, and shall be indemnified by the Trust for, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.
(f)Interest shall be paid by the Trust to Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Trust pays or is obligated to pay for the period (i) commencing with either the tenth (10th) day after the date on which the Trust was requested to advance Expenses in accordance with Sections 8 or 9 of this Agreement or the sixtieth (60th) day after the date on which the Trust was requested to make the determination of entitlement to indemnification under Section 10(b) of this Agreement, as applicable, and (ii) ending on the date such payment is made to Indemnitee by the Trust.
Section 13.    Defense of the Underlying Proceeding.
(a)Indemnitee shall notify the Trust promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, request or other document relating to any Proceeding that may result in the right to indemnification or the advance of Expenses hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding. The failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Trust’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Trust is thereby actually so prejudiced.
(b)Subject to the provisions of the last sentence of this Section 13(b) and of Section 13(c) below, the Trust shall have the right to defend Indemnitee in any Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, which may give rise to indemnification hereunder; provided, however, that the Trust shall notify Indemnitee of any such decision to defend within fifteen (15) calendar days following receipt of notice of any such Proceeding under Section 13(a) above. The Trust shall not, without the prior written consent of Indemnitee, which consent shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise that (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee or (iii) would impose any Expense, judgment, fine, penalty or limitation on Indemnitee. This Section 13(b) shall not apply to a Proceeding brought by Indemnitee under Section 12 of this Agreement.
(c)Notwithstanding the provisions of Section 13(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Trust, which approval shall not be unreasonably withheld or delayed, that Indemnitee may have separate defenses or counterclaims to assert with respect to any issue that may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Trust, which approval shall not be unreasonably withheld or delayed, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Trust, (iii) the Trust fails to assume the defense of such Proceeding in a timely manner, or (iv) the proceeding seeks penalties or other relief against Indemnitee with respect to which the Trust could not provide monetary indemnification to Indemnitee (such as injunctive relief or incarceration), then Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Trust, which approval shall not be unreasonably withheld or delayed, at the expense of the Trust. In addition, if the Trust fails to comply with any of its obligations under this Agreement or in the event that the Trust or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Trust, which approval shall not be unreasonably withheld or delayed, at the expense of the Trust (subject to Section 12(d) of this Agreement), to represent Indemnitee in connection with any such matter.
Section 14.    Non-Exclusivity; Survival of Rights; Subrogation.
(a)The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Trust Agreement, the Bylaws, any agreement, a resolution or other action by the Beneficiaries or of the Board of Trustees, or otherwise. Unless consented to in writing by Indemnitee, no amendment, alteration or repeal of the Trust Agreement, the Bylaws, this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.
(b)In the event of any payment under this Agreement, the Trust shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, including, without limitation, pursuant to indemnification rights provided by any entity for which Indemnitee serves as trustee, director or officer and that is a party to any investment advisory, strategic or other relationship or agreement with the Trust or any affiliate thereof (as to which Indemnitee will take all reasonable steps to perfect such indemnification rights), who shall execute all papers required and take all action necessary to secure such rights, including, without limitation, execution of such documents as are necessary to enable the Trust to bring suit to enforce such rights.
Section 15.    Insurance.
(a)The Trust will use its reasonable best efforts to acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board of Trustees, with the advice of counsel, covering Indemnitee or any claim made against Indemnitee by reason of his or her Corporate Status and covering the Trust for any indemnification or advance of Expenses made by the Trust to Indemnitee for any claims made against Indemnitee by reason of his or her Corporate Status.
(b)Without in any way limiting any other obligation under this Agreement, the Trust shall indemnify Indemnitee for any payment by Indemnitee that would otherwise be indemnifiable hereunder arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in Section 15(a). The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Trust or Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Trust and Indemnitee shall not in any way limit or affect the rights or obligations of the Trust under any such insurance policies. If, at the time the Trust receives notice from any source of a Proceeding to which Indemnitee is a party or a participant (as a witness or otherwise) the Trust has directors and officers liability insurance in effect, the Trust shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.
(c)Indemnitee shall cooperate with the Trust or any insurance carrier of the Trust with respect to any Proceeding.
Section 16.    Coordination of Payments.  The Trust shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
Section 17.    Contribution.  If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason, other than for failure to satisfy the standard of conduct set forth in Section 4 or due to the provisions of Section 5, then, with respect to any Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status in which the Trust is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the maximum extent permissible under applicable law, the Trust, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Trust hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.
Section 18.    Duration of Agreement; Binding Effect.
(a)This Agreement shall continue until, and terminate on the later of, (i) the date that Indemnitee shall have ceased to serve as a trustee, officer, employee or agent of the Trust or as a trustee, director, officer, partner, manager, member, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Trust and (ii) the date that Indemnitee is no longer subject to any actual or possible Proceeding, to which Indemnitee is a party by reason of Indemnitee’s Corporate Status (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement).
(b)The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Trust), shall continue as to an Indemnitee who has ceased to be a trustee, officer, employee or agent of the Trust or a trustee, director, officer, partner, manager, member, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Trust, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.
(c)The Trust shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Trust, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Trust would be required to perform if no such succession had taken place.
(d)The execution of this Agreement shall not affect any rights to which Indemnitee is entitled under indemnification agreements in effect immediately prior to the Effective Date with predecessors of the Trust, including, without limitation, Colony NorthStar, Inc. or the predecessors thereof, NorthStar Real Estate Income Trust, Inc. and NorthStar Real Estate Income II, Inc., and the Trust confirms its assumption of the obligations of such predecessors.
(e)The Trust and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Trust acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Trust hereby waives any such requirement of such a bond or undertaking.
Section 19.    Severability.  If any provision or provisions of this Agreement shall be held to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the maximum extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the maximum extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
Section 20.    Identical Counterparts.  This Agreement may be executed in one or more counterparts (delivery of which may be by facsimile, or via e-mail as a portable document format (.pdf) or other electronic format), each of which will be deemed to be an original and it will not be necessary in making proof of this agreement or the terms of this Agreement to produce or account for more than one such counterpart. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.
Section 21.    Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
Section 22.    Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor, unless otherwise expressly stated, shall such waiver constitute a continuing waiver.
Section 23.    Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, on the day of such delivery, or (b) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:
(i)If to Indemnitee, to the address set forth on the signature page hereto.
(ii)If to the Trust, to:
N1 Liquidating Trust
515 S. Flower Street, 44th Floor
Los Angeles, CA 90071
Attn: Director of Legal
or to such other address as may have been furnished in writing to Indemnitee by the Trust or to the Trust by Indemnitee, as the case may be.
Section 24.    Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.
Section 25.    No Assignments.  No party hereto may assign his, her or its rights or delegate his, her or its obligations under this Agreement without the prior written consent of the other party. Any assignment or delegation in violation of this Section 25 shall be null and void.
Section 26.    No Third Party Rights.  Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE TRUST:
N1 LIQUIDATING TRUST
By:
Name:
Title:

INDEMNITEE:

Name:
Address:

[Signature Page to Indemnification Agreement]

EXHIBIT A
AFFIRMATION AND UNDERTAKING TO REPAY EXPENSES ADVANCED
To:     The Board of Trustees of N1 Liquidating Trust
Re:     Affirmation and Undertaking
Ladies and Gentlemen:
This Affirmation and Undertaking is being provided pursuant to that certain Indemnification Agreement dated the _____ day of ____________, 20____, by and between N1 Liquidating Trust, a Maryland statutory trust (the “Trust”), and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of Expenses in connection with [Description of Proceeding] (the “Proceeding”). Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.
I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm my good faith belief that at all times, insofar as I was involved as [a trustee][and][an officer] of the Trust in any of the facts or events giving rise to the Proceeding, I (i) did not act with bad faith or active or deliberate dishonesty, (ii) did not receive any improper personal benefit in money, property or services and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.
In consideration of the advance of Expenses by the Trust for reasonable attorneys’ fees and related Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (i) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (ii) I actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established.
IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this _____ day of ____________, 20____.

Name: